Exhibit 99.1

Alaska Communications Reports Fourth Quarter and Year-end 2018 Results

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 6, 2019--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the fourth quarter and full year ended December 31, 2018.

“Our 2018 results are robust with total revenue growth of 2.5% for full year 2018 and annual adjusted EBITDA growth of 4.9%. Free cash flow performance was strong at $7.2 million while our capital expenditures position us for continued growth in future years.

“These results reflect our continued performance in Business and Wholesale, driven by our growth engine of the larger Enterprise and Carrier customers. Our technology differentiation was further strengthened by investments in Fixed Wireless, satellite, and Software Defined Networking, along with continued investments in our fiber network particularly in support of 5G wireless backhaul.

“Attention to prudent cost management has been and will continue to be a focus reflecting our commitment to adjusted EBITDA and adjusted free cash flow improvements.

“With clear line of sight to continued growth in our Enterprise and Carrier customer segment, combined with the recent balance sheet refinancing work, we have conviction about high quality future operating results, while we continue to explore all strategic opportunities for shareholder value creation,” said Anand Vadapalli, president and CEO of Alaska Communications.

Revenue Highlights

  Total revenue:
    Revenue grew to $58.7 million for the fourth quarter of 2018, compared to $54.9 in the fourth quarter of 2017. Annual revenue grew to $232.5 million for 2018, from $226.9 million in 2017.
    Total broadband revenue was $31.5 million for the fourth quarter of 2018, compared to $28.4 million for the fourth quarter of 2017, and was $125.4 million for 2018, compared to $123.1 million for 2017.
  Business and wholesale:
    Business and wholesale revenue was $37.0 million for the fourth quarter of 2018, compared to $33.1 million for the fourth quarter of 2017. 2018 revenue was $144.6 million, comprising 62.2 percent of total revenue, compared to $139.1 million for 2017, comprising 61.3 percent of total revenue.
    Business and wholesale broadband revenue was $25.0 million for the fourth quarter of 2018 compared to $22.1 million for the fourth quarter of 2017, and was $99.3 million for 2018, compared to $97.6 million for 2017.
  Consumer:
    Consumer revenue was $9.2 million for the fourth quarters of 2018 and 2017. 2018 revenue was $37.3 million, comprising 16.0 percent of total revenue, compared to $37.1 million for 2017, comprising 16.4 percent of total revenue.
    Consumer broadband revenue was $6.4 million for the fourth quarter of 2018, compared to $6.2 million for the fourth quarter of 2017, and was $26.1 million for 2018, compared to $25.4 million for 2017.
  Regulatory:
    Regulatory revenue was $12.5 million for the fourth quarter of 2018, compared to $12.6 million for the fourth quarter of 2017. 2018 revenue was $50.6 million, comprising 21.8 percent of total revenue, compared to $50.7 million for 2017, comprising 22.3 percent of total revenue.

Financial Metrics

  Net income for the fourth quarter of 2018 was $1.7 million, compared to net loss of $2.9 million in the fourth quarter of 2017. 2018 net income was $9.1 million, compared to net loss of $6.1 million for 2017.
  Net cash provided by operating activities for the fourth quarter of 2018 was $9.3 million, compared to $4.7 million in the fourth quarter of 2017. 2018 cash provided by operating activities was $56.2 million, compared to $30.4 million for 2017.
  Capital expenditures for the fourth quarter of 2018 were $12.5 million, compared to $8.9 million fourth quarter of 2017. 2018 capital expenditures were $38.0 million, compared to $32.9 million in 2017.

Non-GAAP Metrics:

  Adjusted EBITDA for the fourth quarter of 2018 was $14.1 million, compared to $15.0 million for the fourth quarter of 2017. 2018 Adjusted EBITDA was $60.2 million, compared to $57.3 million for 2017.
  Adjusted free cash outflow for the fourth quarter of 2018 was $3.0 million, compared to free cash inflow of $2.3 million for the fourth quarter of 2017. 2018 Adjusted free cash flow was $7.2 million, compared to $8.8 million for 2017.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release.

Balance Sheet Metrics

  Cash was $15.0 million at December 31, 2018, compared to $16.2 million at December 31, 2017.
  Net debt was $161.2 million at December 31, 2018, compared to $177.2 million at December 31, 2017.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “We are pleased to report that we met or exceeded our guidance in all areas for 2018. Additionally, on January 15, 2019 we closed a transaction securing favorable terms for a new senior credit facility in a volatile market, while increasing access to capital. As we enter 2019, we are well positioned to perform to our business plan which is expected to generate attractive adjusted free cash flow for the year.”

2019 Guidance

The company sets guidance as follows:

  Total Revenue to be between $230 million and $235 million
  Adjusted EBITDA to be between $60 million and $62 million
  Capital Expenditures to be between $40 million and $42 million
  Adjusted Free Cash Flow to be between $10 million and $12 million

Conference Call

The Company will host a conference call and live webcast on Thursday, March 7, 2019 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-205-6786 and enter pass code 366695. All other parties can access the call at 1-856-344-9315 and use the same code. There will be a live question and answer session after the prepared remarks.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until April 6, 2019 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 8903679. All other parties can call 1-719-457-0820 and enter pass code 8903679.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $9.9 million in the twelve-month period of 2018).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, funding through the rural health care universal service support mechanism and our ability to comply with the regulatory requirements to receive those support payments, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Operating revenues	$58,689	$54,935	$232,468	$226,905

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	27,914	26,318	107,509	104,604
Selling, general & administrative	17,249	14,281	66,647	66,612
Depreciation and amortization	8,572	9,193	33,908	36,317
Loss (gain) on disposal of assets, net	69	(23)	125	50

Total operating expenses	53,804	49,769	208,189	207,583

Operating income	4,885	5,166	24,279	19,322

Other income and (expense):
Interest expense	(3,238)	(3,525)	(13,429)	(14,860)
Loss on extinguishment of debt	-	-	-	(7,527)
Interest income	82	7	156	34
Other (expense) income, net	(56)	(154)	23	(615)
Total other income and (expense)	(3,212)	(3,672)	(13,250)	(22,968)

Income (loss) before income tax benefit (expense)	1,673	1,494	11,029	(3,646)

Income tax benefit (expense)	39	(4,470)	(2,041)	(2,584)

Net income (loss)	1,712	(2,976)	8,988	(6,230)

Less net loss attributable to noncontrolling interest	(8)	(29)	(92)	(129)

Net income (loss) attributable to Alaska Communications	$1,720	$(2,947)	$9,080	$(6,101)

Net income (loss) per share attributable to Alaska Communications:
Net income (loss) applicable to common shares	$1,720	$(2,947)	$9,080	$(6,101)

Basic and Diluted	$0.03	$(0.06)	$0.17	$(0.12)

Weighted average shares outstanding:
Basic	53,185	52,448	53,042	52,232
Diluted	54,277	52,448	53,840	52,232

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2018	2017

Current assets:
Cash and cash equivalents	$13,351	$4,354
Restricted cash	1,634	11,814
Short-term investments	134	-
Accounts receivable, net of allowance of $3,936 and $2,729	31,472	32,535
Materials and supplies	6,737	7,046
Prepayments and other current assets	12,169	6,115
Total current assets	65,497	61,864

Property, plant and equipment	1,390,622	1,357,929
Less: accumulated depreciation and amortization	(1,017,442)	(991,816)
Property, plant and equipment, net	373,180	366,113

Deferred income taxes	498	3,394
Other assets	16,010	11,415
Total assets	$455,185	$442,786

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$2,289	$17,030
Accounts payable, accrued and other current liabilities	40,957	36,148
Advance billings and customer deposits	4,024	4,213
Total current liabilities	47,270	57,391

Long-term obligations, net of current portion	168,023	168,959
Deferred income taxes	2,315	596
Other long-term liabilities, net of current portion	67,827	61,330
Total liabilities	285,435	288,276
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	533	525
Additional paid in capital	160,514	158,969
Retained earnings (accumulated deficit)	10,439	(3,579)
Accumulated other comprehensive loss	(2,675)	(2,396)
Total Alaska Communications stockholders' equity	168,811	153,519
Noncontrolling interest	939	991
Total stockholders' equity	169,750	154,510

Total liabilities and stockholders' equity	$455,185	$442,786

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$1,712	$(2,976)	$8,988	$(6,230)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,572	9,193	33,908	36,317
Loss (gain) on the disposal of assets, net	69	(23)	125	50
Amortization of debt issuance costs and debt discount	331	412	1,353	2,363
Loss on extinguishment of debt	-	-	-	7,527
Amortization of deferred capacity revenue	(1,101)	(911)	(4,098)	(3,512)
Stock-based compensation	548	667	1,757	1,509
Income tax (benefit) expense	(39)	4,470	2,041	2,584
Charge for uncollectible accounts	374	1,015	2,745	3,577
Other non-cash expense, net	57	145	225	575
Income taxes receivable	(692)	(8,629)	(729)	(8,052)
Changes in operating assets and liabilities	(515)	1,355	9,880	(6,302)
Net cash provided by operating activities	9,316	4,718	56,195	30,406

Cash Flows from Investing Activities:
Capital expenditures	(12,525)	(8,891)	(37,957)	(32,945)
Capitalized interest	(545)	(368)	(2,001)	(1,140)
Change in unsettled capital expenditures	1,584	(507)	(227)	1,500
Proceeds on sale of assets	-	34	1	40
Net cash used by investing activities	(11,486)	(9,732)	(40,184)	(32,545)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,866)	(2,088)	(31,030)	(176,466)
Proceeds from the issuance of long-term debt	-	-	14,000	183,000
Debt issuance costs and discounts	-	-	-	(5,559)
Cash paid for debt extinguishment	-	-	-	(5,522)
Cash proceeds from noncontrolling interest	-	-	40	75
Payment of withholding taxes on stock-based compensation	(5)	(4)	(415)	(605)
Proceeds from issuance of common stock	100	123	211	239
Net cash used by financing activities	(1,771)	(1,969)	(17,194)	(4,838)

Change in cash, cash equivalents and restricted cash	(3,941)	(6,983)	(1,183)	(6,977)

Cash, cash equivalents and restricted cash, beginning of period	18,926	23,151	16,168	23,145

Cash, cash equivalents and restricted cash, end of period	$14,985	$16,168	$14,985	$16,168

Supplemental Cash Flow Data:
Interest paid	$3,531	$3,630	$14,254	$14,504
Income taxes (refunded) paid, net	$(1)	$(322)	$3	$(946)

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net income (loss)	$1,712	$(2,976)	$8,988	$(6,230)
Add (subtract):
Interest expense	3,238	3,525	13,429	14,860
Loss on extinguishment of debt	-	-	-	7,527
Interest income	(82)	(7)	(156)	(34)
Depreciation and amortization	8,572	9,193	33,908	36,317
Other expense (income), net	56	154	(23)	615
Loss (gain) on the disposal of assets, net	69	(23)	125	50
Income tax (benefit) expense	(39)	4,470	2,041	2,584
Stock-based compensation	548	667	1,757	1,509
Net loss attributable to noncontrolling interest	8	29	92	129

Adjusted EBITDA	$14,082	$15,032	$60,161	$57,327

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $9.9 million in the twelve-month period ended December 31, 2018).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2017 Senior Credit Facility and 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, and net loss attributable to noncontrolling interest.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net cash provided by operating activities	$9,316	$4,718	$56,195	$30,406
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(12,525)	(8,891)	(37,957)	(32,945)
Milestone payments received for special projects	-	-	1,850	-
Deferred cost of sales for special projects	(500)	-	(500)	-
Amortization of deferred capacity revenue	1,101	911	4,098	3,512
Amortization of GCI capacity revenue	(522)	(523)	(2,071)	(2,072)
Amortization of debt issuance costs and debt discount	(331)	(412)	(1,353)	(2,363)
Interest expense	3,238	3,525	13,429	14,860
Interest paid	(3,531)	(3,630)	(14,254)	(14,504)
Interest income	(82)	(7)	(156)	(34)
Income taxes receivable	692	8,629	729	8,052
Income taxes refunded (paid), net	1	322	(3)	946
Charge for uncollectible accounts	(374)	(1,015)	(2,745)	(3,577)
Other expense (income), net	56	154	(23)	615
Net loss attributable to noncontrolling interest	8	29	92	129
Other non-cash expense, net	(57)	(145)	(225)	(575)
Changes in operating assets and liabilities	515	(1,355)	(9,880)	6,302
Adjusted free cash flow	$(2,995)	$2,310	$7,226	$8,752

Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Adjusted EBITDA	$14,082	$15,032	$60,161	$57,327

Less:
Capital expenditures	(12,525)	(8,891)	(37,957)	(32,945)
Amortization of GCI capacity revenue	(522)	(523)	(2,071)	(2,072)
Income taxes refunded (paid), net	1	322	(3)	946
Interest paid	(3,531)	(3,630)	(14,254)	(14,504)
	(2,495)	2,310	5,876	8,752
Impact of special projects:
Milestone payments received for special projects	-	-	1,850	-
Deferred cost of sales for special projects	(500)	-	(500)	-
	(500)	-	1,350	-
Adjusted free cash flow*	$(2,995)	$2,310	$7,226	$8,752

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, less cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue and cash receipts and payments, deferred costs and amortized revenue and expense associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement. Items associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility are excluded from Adjusted Free Cash Flow primarily due to the magnitude and timing of the cash receipts relative to the subsequent recognition of revenue and expense.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Business and wholesale revenue
Business broadband	$14,898	$12,298	$60,934	$61,559
Business voice and other	7,341	6,590	28,429	26,508
Managed IT services	1,806	1,215	5,742	4,293
Equipment sales and installations	1,257	1,695	5,127	4,412
Wholesale broadband	10,141	9,829	38,362	36,081
Wholesale voice and other	1,545	1,464	6,000	6,267

Total business and wholesale revenue	36,988	33,091	144,594	139,120
Growth in business and wholesale	11.8%		3.9%
Consumer revenue
Broadband	6,418	6,241	26,144	25,441
Voice and other	2,803	2,978	11,158	11,676

Total consumer revenue	9,221	9,219	37,302	37,117

Total business, wholesale, and consumer revenue	46,209	42,310	181,896	176,237
Growth in business, wholesale and consumer revenue	9.2%		3.2%
Growth in broadband revenue	10.9%		1.9%

Regulatory revenue
Access	7,557	7,701	30,878	30,974
High cost support	4,923	4,924	19,694	19,694

Total regulatory revenue	12,480	12,625	50,572	50,668

Total revenue	$58,689	$54,935	$232,468	$226,905
Growth in total revenue	6.8%		2.5%

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017

Voice:
Business access lines	69,382	70,110	71,699
Consumer access lines	25,784	26,497	29,262

Voice ARPU business	$25.64	$25.35	$23.29
Voice ARPU consumer	$34.04	$32.05	$31.65

Broadband:
Business connections	15,234	15,372	15,293
Consumer connections	32,793	32,741	33,904

Broadband ARPU business	$324.37	$332.33	$267.44
Broadband ARPU consumer	$65.00	$65.61	$60.72

Monthly Average Churn:
Business voice	1.0%	0.8%	0.9%
Consumer broadband	2.3%	2.8%	2.7%
Consumer voice	1.2%	1.4%	1.6%

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	December 31,	December 31,
	2018	2017
2017 senior secured credit facility due 2023	$171,750	$178,350
Debt discount - 2017 senior secured credit facilities due 2023	(2,024)	(2,668)
Debt issuance costs - 2017 senior secured credit facilities due 2023	(2,182)	(2,869)
6.25% convertible notes due 2018	-	10,044
Debt discount - 6.25% convertible notes due 2018	-	(18)
Debt issuance costs - 6.25% convertible notes due 2018	-	(4)
Capital leases and other long-term obligations	2,768	3,154
Total debt	170,312	185,989
Less current portion	(2,289)	(17,030)
Long-term obligations, net of current portion	$168,023	$168,959

Total debt	$170,312	$185,989
Plus debt discounts and debt issuance costs	4,206	5,559
Gross debt	174,518	191,548
Cash and cash equivalents	(13,351)	(4,354)
Restricted cash held for 6.25% convertible notes due 2018	-	(10,044)
Net debt	$161,167	$177,150

CONTACT:
Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com